Exhibit 10.24

TRADING SERVICE AGREEMENT

THIS AGREEMENT, is made and entered into this 11th day of December, 2006 by and between Millennium Ethanol, LLC, a limited liability company with its principal offices located in Marion, South Dakota 57043 using, PO Box 359 for mail (hereinafter “ME”), and Variable Investment Advisors, Inc., a South Dakota corporation with its principal offices located at 4305 South Louise Avenue, Suite 101A, Sioux Falls, South Dakota 57106 (hereinafter “VIA”).

WITNESSETH:

WHEREAS, ME was formed to build a fuel grade ethanol plant near Marion, South Dakota.

WHEREAS, ME has not registered its capital units for public sale with the Securities & Exchange Commission (SEC); and

WHEREAS, ME desires to establish a system to facilitate the trading of capital units among members and non-members of ME; and,

WHEREAS, in order to provide an orderly trading market for its securities and comply with both federal and state securities laws, ME desires that its members and non-members be able to purchase, sell and transfer their capital units in ME through an “alternative trading system” (ATS) as defined by Rule 300(a) of Regulation ATS of the Securities Exchange Act of 1934 (the “Exchange Act”); and,

WHEREAS, VIA is a broker-dealer registered with the Securities and Exchange Commission (SEC), the National Association of Securities Dealers (NASD), the State of South Dakota, and has established an ATS to do a qualified matching program for certain securities.

WHEREAS, VIA has proposed to operate and administer for Millennium Ethanol, LLC a world-wide-web based alternative trading system which conforms to all applicable state and federal securities laws (the “Trading Service”); and

WHEREAS, ME has agreed to engage the services of VIA to operate the Trading Service and VIA desires to provide such services under the terms and conditions hereinafter described;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1)                                      Appointment and Acceptance. ME shall appoint VIA as its sole and exclusive agent for the operation and administration of the Trading Service and VIA accepts such appointment.

2)                                      Operation of the Trading Service. VIA shall operate the Trading Service in accordance with the terms and conditions set forth in the 120 day listing Operational Manual attached hereto as Exhibit “A”, and shall at all times comply with all applicable requirements for registered broker-dealers and alternative trading systems under the Exchange Act and state securities laws.

3)                                      Trading Suspension. As part of the operation of the Trading Service, VIA acknowledges that there may be certain circumstances where ME, upon the advice of counsel or otherwise, determines that it is necessary or appropriate to suspend transfers and trading in its Units in order to comply with applicable corporate and securities laws. ME agrees that upon any such determination by its Board of Directors, it shall promptly notify VIA in writing of the need to suspend transfers of, and trading in, its Units and VIA agrees that it shall, upon receipt of written notice from ME, suspend the operation of the Trading Service with respect to the Units. VIA and ME further agree that in the event of any such suspension of the operation of the Trading Service with respect to ME’s Units, any transfers or transactions involving Units that were begun prior to such suspension but had not yet been completed at the time of such suspension (“Incomplete Transactions”) shall be terminated and declared null and void. Any proceeds or Units delivered to ME, VIA, the escrow agent or otherwise as part of such Incomplete Transactions shall be returned to the prospective buyer or seller who delivered such items. VIA and ME further agree that any agreements or other documents regarding the purchase and sale of Units used in connection with the operation of the Trading Service shall include comparable provisions.

4)                                      Operation of the Trading Service in accordance with Qualified Matching Rules. VIA acknowledges that the Trading Service must comply with the qualified matching service rules set forth in 26 CFR §1.7704-1(a) of the Treasury Regulations. ME acknowledges that it is responsible for determining that the terms and conditions of the Operational Manual meet the requirements of a qualified matching service.

5)                                      Escrow Account. VIA shall establish an escrow account (the “Escrow Account”) with Wilmot State Bank located in Wilmot, South Dakota (the “Escrow Agent”) where all funds contributed toward the purchase of MEs capital units will be deposited by the buyer of capital units. VIA shall provide ME with all relevant information describing the Escrow Account so that ME may coordinate and, if necessary, contract with the Escrow Agent for the completion of all transactions in a timely and efficient manner.

6)                                      Transaction Fees.

a) Transaction Fees. The seller of capital units will be assessed a fee of two percent (2%) of the gross sales price by VIA for each sale of capital units, the minimum fee per transaction being $175.00. The transaction fees will be deducted by the Escrow Agent from the sale proceeds owed to the seller of the capital units at the time the sale is closed as defined in the Operations Manual, Exhibit A.

7)                                      Transfer Agent. ME shall designate a transfer agent (the “Transfer Agent”) (the designated Transfer Agent may be ME itself) for the transfer of the capital unit certificates and other necessary documents of ME. ME shall provide VIA and the Escrow Agent with all relevant information required to complete the transfer of capital units on ME books and records, including, but not limited to, the authorized contact person, mailing and e-mail address of the Transfer Agent, so that the Escrow Agent may obtain from the Transfer Agent all information and authorizations necessary to complete sales transactions and specifically to inform the Escrow Agent when and to whom payment is to be made.

8)                                      Fees Payable to VIA. For its operation of the Trading Service, VIA shall be compensated as follows:

a)              Initial Set-up Fee. Upon execution of this Agreement, ME shall pay to VIA no initial set-up fee for program modifications and implementation of the Trading Service system.

b)             Subscriber Fees. Over the term of this Agreement, ME shall pay to VIA a subscriber fee on behalf of each member and holder of capital units of ME equal to the following:

(1)           For the period commencing upon written execution by ME and VIA through December 31, 2007, Five and No/100 Dollars ($5.00) per member, the total sum to be due on and determined as of the date of the execution of this Agreement;

9)                                      Term of Agreement. This Agreement shall commence upon written execution by ME and VIA and shall terminate on December 31, 2007, unless extended by mutual agreement of the parties.

10)                                Termination.

ME and VIA expressly agree that this Agreement may be terminated at any time, with or without cause, upon thirty (30) days’ written notice of termination from VIA to ME or upon thirty (30) days’ written notice of termination from ME to VIA. Upon such termination by ME, VIA shall retain all accrued subscription fees paid by ME for the entire year in which the termination occurred. If VIA should terminate the Agreement a prorated fee will be refunded.

11)                                Trading Service Operating Expenses. All operating costs and expenses arising out of the operation of the Trading Service shall be borne by VIA. All services of VIA’s officers, directors or employees shall be provided by VIA at its own expense and not charged to ME.

12)                                Representations of VIA. VIA represents, warrants, and agrees that:

a)                                      VIA is a member of the NASD.

b)                                     VIA, officers, directors and control persons of VIA, and all persons employed by VIA who will operate the Trading Service, have all the necessary registrations, licenses and permissions to allow VIA and all such persons to operate the Trading Service as required under applicable state and federal securities laws and regulations.

c)                                      VIA shall maintain its registration with the SEC as an alternative trading system during the term of this Agreement.

d)                                     VIA shall comply with all legal requirements for an alternative trading system, as set forth under the Exchange Act during the term of this Agreement.

e)                                      VIA shall comply with all federal and state securities laws for purposes of maintaining its registration as a broker-dealer with the SEC, NASD and applicable states.

g)                                     VIA shall promptly notify ME in writing of any inquiry or investigation by any federal or state securities regulator regarding any aspect of the Trading Service.

h)                                     In the event VIA’s Trading Service becomes temporarily inoperable, VIA will make every effort, to the best of its ability, to rectify the problem associated with the Trading Service and make every effort, to the best of its ability, to facilitate the trading of capital units among members and non-members of ME.

i)                                         VIA shall not permit any of its owners, directors or employees to own and trade capital units of ME on the Trading Service.

j)                                         VIA shall, in good faith, comply with all terms and conditions of this Agreement.

13)                                Representations of ME. ME represents, warrants, and agrees that:

a)                                      ME is duly organized, validly existing and in good standing under the laws of the State of South Dakota:

b)                                     ME shall, in good faith, comply with the terms and conditions of this Agreement.

14)                                VIA’s Interaction with Service Users. VIA’s interaction with members of MEs, other persons and other entities using the Trading Service (“Service Users”) shall be to provide a medium by which the ME members may sell, purchase and transfer capital units of ME. VIA, however, shall not engage in any of the following activities associated with the operation of the Trading Service:

a)                                      VIA shall not directly or indirectly provide to Service Users investment, tax, accounting or other advice regarding transactions conducted through the Trading Service unless the Service User is an actual client of VIA as evidenced by the opening of a new account form;

b)                                     VIA shall not be obligated to provide to Service Users any form of assistance regarding the negotiation of a capital units transaction between a buyer and seller of capital units through the Trading Service;

c)                                      VIA shall not arrange financing for any Service Users for the sale or purchase of capital units through the Trading Service;

d)                                     VIA shall not receive, transfer, hold or handle any funds paid by or due to Service Users as a result of a sale or exchange of capital units through the Trading Service.

15)                                Confidentiality. The parties acknowledge that each shall come into possession of information that comprises valuable trade secrets and other confidential information (“Confidential Information”) which is exclusively owned by the conveying party. Both parties expressly recognize that Confidential Information is being conveyed to them under conditions of confidentiality, and agree that they shall not disclose Confidential Information to any third party during the term of the Agreement, and for a period of two (2) years following the termination or expiration of this Agreement. The parties, may, however, disclose Confidential Information to their employees when it is necessary to assure compliance with other terms and conditions of this Agreement, and nothing herein shall prevent either party from complying with any applicable law, regulation or court order when required.

16)                                Limitation of Liability. Each party shall be independently and severally liable for each and every liability, loss, claim, demand, expense and damage including, without limitation, reasonable attorney’s fees, which may arise out of the use, administration and operation of the Trading Service hereunder, resulting from such party’s failure to exercise the proper degree of care to one to whom it owes the duty of such care. ME, however, agrees to indemnify and hold harmless VIA from any and all liability, loss or damage that ME may suffer in the event that the web server becomes inoperable or in the event that any other unforeseen computer problem arises which prevents access to the web site and which is not the result of negligence or intentional acts by VIA.

17)                                Miscellaneous Provisions.

a)                                      Benefit. This Agreement shall bind the parties hereto and shall inure to and be binding upon the respective legal representatives, successors, heirs and assigns.

b)                                     Entire Agreement; Waiver. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought. A waiver of any term or provision shall not be construed as a waiver of any other term or provision or as a waiver of subsequent performance of the same provision in this Agreement.

c)                                      Severability. The parties agree that if any part, term, paragraph or provision of this Agreement is in any manner held to be invalid, illegal,

void or in any manner unenforceable, or to be in conflict with any law of the State of South Dakota, then the validity of the remaining portions or provisions of this Agreement shall not be affected, and such part, term, paragraph or provision shall be construed and enforced in a manner designed to effectuate the intent expressed in this Agreement to the maximum extent permitted by law.

d)                                     Assignment. Accept as otherwise provided in this Agreement, this Agreement is made for the personal benefit of the parties hereto, and neither party may assign this Agreement, or any part thereof, or delegate any duty or obligation imposed by this Agreement without the express written consent of the other party hereto.

e)                                      Captions. The captions and titles utilized in this Agreement are for convenience of reference only, and shall not be deemed to define or limit any of the terms, conditions, or provisions of this Agreement.

f)                                        Governing Law; Forum. This Agreement and all obligations created hereunder or required to be created hereby shall be governed by and construed and enforced in accordance with the laws of the State of South Dakota, and the parties hereby consent that the State Circuit Court situated in Minnehaha County, South Dakota, shall be the exclusive jurisdiction and venue of any disputes relating to the Agreement.

g)                                     Notices. Any notice, statement or demand required or permitted to be given under this Agreement shall be in writing, sent by first class mail or hand delivered, addressed, as the case may be to ME or VIA at their respective addressees set forth above, or to such other address as ME or VIA shall designate and, unless earlier received, shall be deemed to have been received on the date five (5) days after it shall have been mailed, as aforesaid, in any post office or branch post office regularly maintained by the United States Government.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

MILLENNIUM ETHANOL, LLC

By	/s/ Steve Domm
Its	CEO

VARIABLE INVESTMENT ADVISORS, INC.

By	/s/ Gregory S. Wilson
Gregory S. Wilson
Its: President/CEO